Exhibit 10.10

EMPLOYERS INSURANCE GROUP’S

INCENTIVE BONUS PLAN

TABLE OF CONTENTS

SECTION I – INTRODUCTION AND PLAN PURPOSE

SECTION II – PLAN PROVISIONS

1.

Definitions

2.

Term

3.

Eligibility of Plan Participants

4.

Performance Periods and Payment of Award

5.

Incentive Award Opportunities

6.

Performance Metrics

7.

Award Determination

8.

Termination of Employment

9.

Notification to Plan Participants

10.

Administration of the Plan

11.

Miscellaneous Provisions

Appendix A

Corporate Performance and Incentive Targets

Appendix B

Eligible Employees

Appendix C

Calculation Examples

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Incentive Bonus Plan

Section I – Introduction and Plan Purpose

The Incentive Bonus Plan (the “Plan”) for the companies of Employers Insurance Group (the “Company”) is designed to:

•

Promote the achievement of the Company’s strategic and financial goals;

•

Reinforce and reward the officers of the Company for achieving annual goals and performance benefiting the stakeholders in the Company; and

•

Attract and retain the resources necessary to successfully lead and manage the Company.

The Plan is designed to allow for a streamlined administrative process, with individual performance targets closely aligned with the strategic and financial goals of the Company.

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Section II – Plan Provisions

1.

Definitions

For purposes of the Plan, the following terms shall have the meanings assigned to them:

(a)

“Annual Incentive Award” means remuneration paid to the Plan Participant pursuant to the terms of this Plan.

(b)

 “Annual Salary” means the amount paid to the Plan Participant in base salary during the Performance Period, exclusive of car allowance or other perquisites.

(c)

“Company” means Employers Insurance Group, Inc. and its parent, subsidiary and affiliated companies.

(d)

“Compensation Committee” means the Compensation Committee of the Board of Directors of Employers Insurance Group, Inc.

(e)

“Officer(s)” means all appointed officers of the Company.

(f)

“Plan” means the Incentive Bonus Plan set forth herein.

(g)

“Plan Participant(s)” means an employee who serves as an Officer of the Company.  Although an employee may serve in more than one officer position, an employee may only participate as a single officer.

(h)

“Performance Period” means January 1 through December 31 of any given year of the Plan during which achievement of established goals shall be measured.

2.

Term

The Plan shall commence January 1, 2006 and terminate at such time as the Plan is terminated by the Compensation Committee in its sole discretion.

3.

Eligibility of Plan Participants

All Officers of the Company participate as Plan Participants for the full calendar months they are engaged in active employment as an Officer of the Company during a Performance Period.  An Officer who becomes eligible to participate in the Plan during the Performance Period shall have his/her Annual Incentive Award calculated on an annual basis and prorated for the full calendar months of the Performance Period during which the Officer was a Plan Participant.

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4.

Performance Periods and Payment of Award

The first performance period begins on January 1, 2006.  Subsequent performance periods will begin each January 1 thereafter, until such time as the Plan is terminated.

The Compensation Committee must approve the Annual Incentive Award before it is distributed.  The Annual Incentive Award shall be paid no later than March 15 or as soon as administratively practicable thereafter following the end of the applicable Performance Period.

5.

Incentive Award Opportunities

Annual Incentive Awards are based upon the achievement of the corporate performance target(s) of the Company and the Plan Participant’s individual annual goals.  The achievement of goals and/or objectives shall be weighted as set forth in Appendix A.    The Annual Incentive Award for each Plan Participant is expressed as a percentage of the Annual Salary of the Plan Participant for the Performance Period based on performance for the measures selected.  Annual corporate performance target(s) are established by the Compensation Committee and will be distributed to Plan Participants annually by the Chief Executive Officer no later than (30) days after the commencement of a new Performance Period other than the first Performance Period of the Plan.  The performance target(s), achievement thereof and corresponding Annual Incentive Award shall be recommended by the Chief Executive Officer to the Compensation Committee for approval.  The Compensation Committee shall determine the Annual Incentive Award of the Chief Executive Officer.

6.

Performance Metrics

(a)

General.  The Annual Incentive Award for the Plan Participant is intended to reflect the Company’s achievement of specific corporate goals and each Plan Participant’s level of achievement of individual goals.

(b)

Establishing the Overall Company Performance Measures.  Prior to the beginning of each Performance Period, corporate performance targets will be recommended by the Chief Executive Officer and approved by the Compensation Committee.  Corporate performance targets will be consistent with the Company’s goals for the year and will always include at least one financial performance measure.

(c)

Individual Performance Goals.  Individual performance measures for each Plan Participant will be established prior to the beginning of each Performance Period.  Individual performance goals should focus on individual activities that (i) contribute to achievement of the Company’s

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goals and objectives and those of the Plan Participant’s department or division; and (ii) demonstrate that the Plan Participant is providing leadership in his/her position.  The Compensation Committee will establish individual performance goals for the Chief Executive Officer in collaboration with the Chief Executive Officer.  The Chief Executive Officer will establish performance goals for all other Plan Participants in collaboration with the Plan Participant and/or their direct supervisor.

(d)

Annual Performance Appraisal and Modification of the Goals.  A Plan Participant’s achievement of his/her individual performance goals shall be evaluated by his/her supervisor in a written performance appraisal no later than March 1 of each year following the conclusion of a Performance Period

.

(e)

Unanticipated Corporate Events.  During a Performance Period, internal organizational changes in the Company, changes in Company priorities, or external events may affect achievement of corporate performance targets selected for that Performance Period.  Such corporate events include, but are not limited to, extraordinary, nonrecurring, or unusual events, acquisitions or dispositions of businesses or assets by the Company, material changes in revenue-sharing or other similar allocations between divisions or units of the Company.  To address these contingencies, as soon as administratively practical following each Performance Period, the Chief Executive Officer will review the corporate performance targets in the context of these events (if any); the events’ impact on the progress toward attaining the corporate performance targets; and the appropriateness of modifying any performance measure or corporate performance target in the context of these events.  Proposed changes to the measures used to evaluate achievement of corporate performance targets shall be recommended by the Chief Executive Officer for approval by the Compensation Committee.  The Compensation Committee shall determine whether any change in a measure being used, or a performance target related to that measure, should be made and how any adjustment shall be reflected in measurement of achievement of the corporate performance targets.

7.

Award Determination

(a)

The Compensation Committee, based on the Chief Executive Officer’s recommendations, will approve the Annual Incentive Award for each Plan Participant for the Performance Period.

(b)

The amount of any Plan Participant’s Annual Incentive Award will be determined, in part, by the achievement of the established corporate performance targets and shall be factored into the Plan Participant’s

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Annual Incentive Award in accordance with Appendix B attached hereto.  The Compensation Committee shall evaluate the achievement of the corporate performance targets with the assistance of the Chief Executive Officer of the Company and in accordance with Appendix A attached hereto.

(c)

The amount of any Annual Incentive Award for a Plan Participant for a Performance Period also will be determined, in part, during the annual appraisal by comparing actual performance, financial as well as non-financial, of the Plan Participant against the individual performance goals established annually for the Plan Participant.  Assessment of a Plan Participant’s performance will be made by the Chief Executive Officer, in his or her discretion, with information and recommendations from the Plan Participant’s supervisor.  The Chief Executive Officer may, in his sole discretion, increase an Annual Incentive Award for any Plan Participant if he determines (i) that a Plan Participant deserves recognition for extraordinary achievement during a Performance Period; or (ii) that (a) the progress to attain performance targets or goals or the appropriateness of such targets or goals for a Performance Period have been affected by one or more corporate or other events; and (b) a Plan Participant has been impacted negatively by such events.

(d)

The Compensation Committee shall determine the Annual Incentive Award for the Chief Executive Officer based upon the achievement of the corporate performance target(s) and in accordance with Appendix A.  However, the Compensation Committee may increase the Annual Incentive Award of the Chief Executive Officer above the levels set forth in Appendix A in its sole discretion based on sound business judgment.

8.

Termination of Employment

Plan Participants on a duly authorized leave of absence will be eligible to participate only for the full calendar months during which they are or were actively at work during the Performance Period.  Subject only to the exceptions outlined below, a Plan Participant is eligible for payment of the Annual Incentive Award only if that Plan Participant is employed by the Company as of December 31 of the year immediately preceding the payment.

In the event any Plan Participant ceases to be an employee of the Company before the end of a Performance Period during which such Plan Participant is participating in the Plan, the Plan Participant’s Annual Incentive Award for that Performance Period will be determined based upon the type of termination event, as described below:

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(a)

Involuntary Termination.

(1) A Plan Participant who is terminated prior to the end of a Performance Period for unacceptable performance or misconduct (including but not limited to failure to comply with Company policy, unauthorized disclosure of Company confidential information, or insubordination), as determined by the Compensation Committee in its sole discretion, will not be entitled to receive any Annual Incentive Award for the Performance Period.

 (2)  A Plan Participant who is subject to an involuntary termination other than as described in paragraph 8(a)(1) above prior to the end of a Performance Period will be entitled to an Annual Incentive Award prorated for the full months of active employment with the Company during the Performance Period.

(b)

Voluntary Termination.  In general, a Plan Participant who voluntarily terminates employment will not be entitled to receive any Annual Incentive Award for the Performance Period in which the voluntary termination occurs.  However, in the event that the termination of employment is governed by a separate agreement between the Plan Participant and the Company which provides for the Plan Participant to resign his/her employment with the Company, the terms of the separate agreement shall set forth the amount of the Annual Incentive Award to be paid to the Plan Participant.  If the separate agreement does not address the Annual Incentive Award, the Plan Participant will not be entitled to receive any Annual Incentive Award.

9.

Notification to Plan Participants

The Chief Executive Officer of the Company shall notify each Plan Participant of his/her eligibility in the Plan, the level of participation for which they qualify in accordance with Appendix B, and the corporate performance target(s) for the new Performance period.  This notification shall be sent to the Plan Participants no later than January 31 of each Performance Period other than the first Performance Period of the Plan.  Individual performance goals shall be established for each Plan Participant during the annual appraisal described in paragraph 7(c) hereinabove.

10.

Administration of the Plan

The Compensation Committee shall have full discretionary power and final authority to construe, interpret, and administer the Plan.  No member of the Committee shall be personally liable for damages to any Plan Participant with respect to the administration of this Plan.  The determinations of the Compensation Committee shall be final and binding on all Plan Participants.  The Compensation Committee may rely upon advice, counsel and assistance of the Chief Executive Officer (“CEO”) or any other member of the executive management of the Company in carrying out the Plan, except with respect to any

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award concerning that executive officer.  The Compensation Committee may engage professional services as needed to assist it in administering the Plan.

11.

Miscellaneous Provisions

(a)

Amendment and Termination of Plan.  The Compensation Committee reserves the right to make amendments to the Plan that it believes appropriate or to terminate the Plan at any time, with or without notice, in whole or in part, in its sole discretion.

(b)

No Right to Continued Employment.  The designation of an individual as a Plan Participant under the Plan does not alter the nature of the Plan Participant’s employment relationship or otherwise entitle the Plan Participant to continued employment by the Company.

(c)

Relationship to Other Plans.  Participation in and payments under this Plan shall not affect or be affected by participation or payments under any other plan sponsored by the Company.

(d)

Non-transferability of Awards.  No amount payable at any time under the Plan shall be subject to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount shall be void.

(e)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada

(f)

Dispute Resolution. Any unresolved differences of opinion between the Company and a Plan Participant arising out of or relating to this Incentive Bonus Plan shall be settled by referral to the Chief Executive Officer of the Company.  If the Chief Executive Officer is unable to resolve the dispute within thirty (30) days after reference to him, any party involved in the dispute may require the dispute to be referred to mediation under the commercial mediation rules of the American Arbitration Association.  If mediation is not successful in resolving the dispute, any involved party may require that the dispute be referred to arbitration in front of a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitration shall take place in Washoe County, Nevada.

(g)

No Funding.  The right of a Participant to benefits under this Plan shall constitute a contractual liability of the Company to the Participant.  All amounts payable to a Participant under the Plan shall be paid out of the Company’s general

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assets.   The Company shall not be required to establish or maintain any special or separate fund, or otherwise segregate assets, to assure that payments under the Plan shall be made.  No Participant shall have any interest in any particular assets of the Company by reasons of its obligations hereunder.  To the extent that any person acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the right of an unsecured creditor of the Company.

2006 Incentive Bonus Plan MLN rev 4-04-06

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APPENDIX A

The corporate performance target for 2006 is a combined ratio of 102.  The combined ratio shall be calculated from statutory financial statements as follows:

Combined Ratio = [LAE + Loss/Earned Premium] + [Underwriting expense/Net Written Premium]

Accomplishment of this target shall be weighted in the corporate component of a Plan Participant’s Annual Incentive Award as follows:

Percentage of

Combined Ratio

Goal Accomplishment

98

150%

99

135%

100

120%

101

110%

102

100%

103

80%

104

70%

105

60%

106

45%

107

25%

108

0%

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Incentive Bonus Plan

Annual Incentive Awards shall be based upon a Plan Participant’s position in the Company and calculated as a percentage of the Plan Participant’s Annual Salary for the Performance Period as set forth below:

Officer Level

Percentage of Salary

Vice President

40%

Senior Vice President

&

60%

Regional President

Executive Vice President &

70%

President and COO

CEO

TBD

Annual Incentive Awards shall be apportioned between corporate performance and individual performance as follows:

Corporate Performance

60%

Individual Performance

40%

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Incentive Bonus Plan

APPENDIX B

Executive Bonus Plan – 2006

Eligible Employees

Tier 1
Title	Employee
CEO	Douglas Dirks

Tier 2
President and COO	Martin Welch

Executive Vice Presidents
General Counsel	Lenard Ormsby
Chief Financial Officer	William (Ric) Yocke
Strategy and Corporate Development	Ann Nelson

Tier 3
Senior Vice Presidents
Chief Administrative Officer	John Nelson
Chief Claims Officer	Stephen Festa
Chief Information Officer	Paul Ayoub
Chief Underwriting Officer	OPEN
Chief Operating Officer – EOH	Mary Lushina

Regional Presidents
Western Region	George Tway
Strategic Markets	David Quezada
Pacific Region	OPEN

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Tier 4
All Vice Presidents

Underwriting
Western Region	Patrick Maxwell
Strategic Markets	James Konewko
Pacific Region	OPEN

Claims
Western Region	Christina Ozuna
Pacific Region	Richard Crosby

Assistant General Counsel	Mary Lynn Newman
Don Smith
Michael Stock
Jean Parraguirre
Lori Brown

Government Relations	Jim Werbeckes

Corporate Business Solutions	Regina Harris

Marketing	Earl Paige
Shayla Mulder
Gil Hubbell
Patrick O'Brien

Chief Actuary	Douglas Zearfoss

Corporate Controller	Cynthia Morrison

Collections	Sharon Morgan

Administration	Diane Maxey

IT Infrastructure	Richard Hallman

IT Applications	Jim Jones

Loss Prevention	OPEN

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Appendix C

Example 1

The Company achieves a combined ratio of 101 for 2006.  John Doe, Senior Vice President accomplishes ninety percent (90%) of his designated divisional/departmental and individual goals.  His salary is $200,000 as of December 31, 2006.  Mr. Doe’s bonus would be calculated as follows:

$200,000 x 60% = $120,000

Target bonus

$120,000 x .6 x 110% =

$79,200.00

corporate component

$120,000 x .4 x 90%  =

$43,200.00

individual/departmental component

$122,400.00

Annual Incentive Award

Example 2

Using the calculation above in Example 1, assume that John Doe is involuntarily terminated from employment due to a layoff on November 4, 2006, or Jake Smith joins the Company February 26, 2006 as a Senior Vice President and whose individual achievement matches that of John Doe, their bonuses would be:

$122,400/12 x 10 = $102,000

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